Exhibit 99.1 Retail Wealth Management Investor Presentation Delek Logistics Partners August 2020

Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; financial strength and flexibility; potential for and projections of growth; return of cash to unitholders, unit repurchases and the payment of distributions, including the amount and timing thereof; projections of distribution coverage, leverage ratios, financial flexibility and borrowing capacity; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; pipeline takeaway capacity and projects related thereto; the ability to add flexibility and increase margin potential at the Krotz Springs refinery; the performance of our joint venture investments, including Red River and Wink to Webster, and the benefits, flexibility, returns and EBITDA therefrom; our ability to execute on the Big Spring Gathering System and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; retail growth and the opportunities and value derived therefrom; long-term value creation from capital allocation; execution of strategic initiatives and the benefits therefrom; and access to crude oil and the benefits therefrom. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "commits," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: Delek Logistics’ substantial dependence on Delek US, thereby subjecting Delek Logistics to Delek US’ business risks; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics’ assets and business performance, including margins generated by its wholesale fuel business; uncertainty relating to the impact of the COVID-19 outbreak on the demand for crude oil, refined products and transportation and storage services; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns and other potential benefits; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, production and transportation capacity; gains and losses from derivative instruments; the results of our investments in joint ventures; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the ability to grow the Big Spring Gathering System; general economic and business conditions affecting the geographic areas in which we operate; adverse changes in laws including with respect to tax and regulatory matters; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek US and Delek Logistics believe that the presentation of distributable cash flow (“DCF”), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA provide useful information to investors in assessing their financial condition, results of operations and cash flow their business is generating. DCF, EBITDA and adjusted EBITDA should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. DCF, EBITDA and adjusted EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect net cash provided by operating activities and net income. Additionally, because DCF, EBITDA and adjusted EBITDA may be defined differently by other companies in its industry, Delek US' and Delek Logistics’ definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see reconciliations of DCF, EBITDA and adjusted EBITDA to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix. 2

MLP Structure Overview Summary Organizational Structure Delek US Holdings, Inc. NYSE: DK A MLP, or master limited partnership, is a publicly traded 94.8% ownership interest limited partnership. A MLP does not have to pay federal taxes if 90% of its income is sourced from qualifying Delek Logistics GP, LLC activities – which broadly can be defined as natural (the General Partner) resources, commodities, or real estate. 69% interest limited partner- common 2% interest 29% interest General partner interest Limited partner-common Structure is composed of two main types of incentive distribution rights ownership: Public Delek Logistics Partners, LP 1. Limited Partners (LP) who, like common shareholders of a C- NYSE: DKL Corp, do not partake in the day-to-day operations or decision-making of the entity but receive regular (usually quarterly) distributions. 2. A General Partner (GP) who manages the day-to-day operations of the MLP and typically has a 2% interest alongside ownership of the MLP’s incentive distribution rights. 3

Investment Overview

Overview (NYSE: DKL)	• Current Distribution: $0.90/LP unit qtr.; $3.60/LP unit annualized [(1)]; ~11% current yield [(2)] • Committed to growing distribution 5% year-over-year • Improving outlook into second half of 2020; asset drop downs, asset optimization and business initiatives (example Jefferson Energy agreement)
2Q20 Highlights	• Net Income of $44.4 million, Net cash from operating activities $37.5 million • Distributable Cash Flow $36.0 million; DCF coverage ratio 1.58x [(3)]; already exceeded YE target range of 1.4 – 1.5x • EBITDA of $64.8 million [(3)] increased 44.9% year-over-year • Quarterly distribution increased by 5.9% year-over-year
Balance Sheet	• $100 million credit available at June 30, 2020 • Leverage ratio below 4.1x as of June 30, 2020 (targeting below 4.0x by YE20) • Strategic focus on organic projects, supporting coverage and reducing leverage

Growth Provided by Red River and Business Initiatives	• Red River joint venture with Plains in May 2019; $128.0 million investment + approx. $16.0 million for expansion
	  • Expected annualized adjusted EBITDA of $13.5 to $15.5 million pre-expansion growing to $20.0 to $25.0 million post-expansion (second half 2020) [(3)]
	  • Supports additional crude flexibility in the Delek US refining system
	• Jefferson Energy Agreement expands Paline pipeline's reach and visibility in supply

Recent Dropdowns of Big Spring Gathering and Trucking Assets	• DK dropped Big Spring Gathering System on March 31, 2020
	  • Expected $30 - $32 million Annual EBITDA underpinned by MVC DK to DKL[(3)]
	• DK dropped trucking assets to DKL effective May 1, 2020
	  • Expected $8-9 million Annual EBITDA underpinned by MRC DK to DKL[(3)]

(1) Annualized distribution based on quarterly distribution for quarter ended June 30, 2020 paid on August 12, 2020 to unitholders of record on August 7, 2020.
(2) Pricing as of 8/7/2020.
(3) For reconciliation to U.S. GAAP please refer to pages 12 for distributable cash flow ("DCF") coverage ratio, 13 for DKL EBITDA, 14 for Paline EBITDA, 15 for Red River, 16 for Big Spring Gathering, and 17 for Trucking Assets.

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Delek US – A Growth Oriented, Financially Strong Partner • 302,000 bpd of refining capacity in Texas, Arkansas, Louisiana Operational Strength • Access to crude / product terminals, pipeline and storage assets Financial Strength • At June 30, 2020 Delek US had a $1.46 billion debt position excluding DKL and approx. $833 million in cash (1) • Doubled in size in July 2017 with acquisition of Alon USA; Increased Permian Basin position and logistics asset base Growth Oriented • Announced midstream growth projects to be developed by Delek US – Big Spring Gathering System and investment in Wink to Webster joint venture long haul crude oil pipeline Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution Refining • 302,000 bpd in total • El Dorado, AR • Tyler, TX • Big Spring, TX • Krotz Springs, LA • Crude oil supply: 262,000 bpd WTI linked (207,000 bpd of Permian access) Logistics (2) Retail • 10 terminals • Approximately 253 • Approx. 1,550 mi of pipeline stores • 10.2 million bbls of storage capacity • Southwest US locations • West Texas wholesale • West Texas wholesale • Joint venture crude oil pipelines: RIO / marketing business Caddo / Red River • Own 71.1%, incl. 2% GP, of DKL 1) Data presented as of June 30, 2020 financial statements in the Delek US SEC quarterly filing. 2) Consists of ownership in Delek Logistics. 5

Multi-Year Contracts with Firm Commitments / MVCs

Duration of Contracts as of 2Q20 (1)



< 1 Year
1 to 3 Years
3 to 5 Years
> 5 Years
7%
1%
36%
56%

78% of 2Q20 Gross Margin from Minimum Volume Commitments (MVCs)



$ in millions
$70
$60
$50
$40
$30
$20
$10
$0
$37 $39 $34 $36 $37 $42 $41 $45 $49 $60 $59 $58 $56 $57 $64 $65 $62 $74
$1 $3 $2 $3 $5 $7 $9 $13 $12 $14 $11 $11 $11 $11 $13 $13 $11 $12 $5
$4 $4 $4 $4 $3 $5 $5 $5 $4 $5 $5 $4 $2 $3 $8 $8 $9
$32 $31 $28 $28 $29 $30 $28 $27 $32 $42 $43 $43 $43 $43 $43 $44 $42 $57
1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20
(4)
(5)
Contracted Min Gross Margin
(6)Contracted Excess Gross Margin
Uncontracted Gross Margin

Contract Highlights

- The Lion Pipeline System and SALA Gathering System are supported by a long-term contract that includes three take-or-pay commitments
  - Initial term of 5 years, maximum term of 15 years (2)
  - Crude oil transportation throughput of 76 MBbl/d in first six months of 2020, supported by a MVC of 46 MBbl/d (3)
  - Refined products transportation throughput of 55 MBbl/d in first six months of 2020, supported by a MVC of 40 MBbl/d (3)
  - Crude oil gathering throughput of 13 MBbl/d in first six months of 2020, supported by a MVC of 14 MBbl/d
- East Texas Wholesale Marketing: contractual agreement with DK with MVC of 50 MBbl/d
- Big Spring marketing agreement: contractual agreement with DK with MVC of 65 MBbl/d

1) Based on percentage of 2Q20 gross margin earned from contracts. Duration excludes automatic renewal at Delek US' option in future periods.
2) Maximum term assumes an extension of the commercial agreement pursuant to terms thereof. Please note that some terms began as early as November 7, 2012.
3) Volumes gathered on the SALA Gathering System will not be subject to an additional fee for transportation on the Lion Pipeline System.
4) Gross margin generated from the minimum volume commitment provisions of each contract.
5) Gross margin generated by throughput volumes above the minimum volume commitment provision of each contract.
6) Gross margin generated by assets without contracts.

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Financial Flexibility and Growing Distributable Cash Flow Solid Net Income and EBITDA performance (1) $200.0 $208.3 $178.9 $150.0 $164.0 $100.0 $115.0 $124.4 $97.3 $96.8 $ in $ millions $90.2 $50.0 $62.8 $69.4 $0.0 (3) 2016 2017 2018 2019 2020 LTM Net Income EBITDA DCF supports distribution growth (2) Financial Flexibility to support continued growth $180.0 $1,200 $160.0 $1,100 $159.2 $1,000 $165.0 $100.0 $140.0 $316.8 $253.0 $253.7 $261.6 $900 $393.3 $388.8 $120.0 $800 $205.3 $206.1 $121.6 $126.9 $100.0 $700 $511.1 $600 $750.0 $597.7 $685.0 $80.0 $533.2 $596.3 $588.4 $83.0 $85.0 $500 $494.7 $493.9 $456.7 $461.2 $ in $ millions $60.0 $400 $ in $ millions $179.9 $40.0 $300 $200 $20.0 $100 $242.7 $243.0 $243.3 $243.5 $243.7 $244.0 $253.3 $244.5 $244.7 $245.0 $245.2 $0.0 $0 (3) 2016 2017 2018 2019 2020 LTM Distributable Cash Flow Revolver Excess Capacity Revolver Borrowings $250 million 6.75% Sr. Notes (net of discount/fees) 1) Reconciliation of EBITDA to Net Income provided on page 13. Excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. 2) Reconciliation of distributable cash flow to net cash from operating activities on page 12. 3) Last 12 months as of June 30, 2020. 7

Increased Distribution with Conservative Coverage and Leverage Distribution per unit has increased twenty-nine consecutive times since the IPO $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 $0.630 $0.655 $0.680 $0.690 $0.705 $0.715 $0.725 $0.750 $0.770 $0.790 $0.810 $0.820 $0.850 $0.880 $0.885 $0.890 $0.900 (1) 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Distributable Cash Flow Coverage Ratio (2)(3)(4) Avg. 1.68x in 2014 Avg. 1.35x in 2015 Avg. 1.35x in 2013 Avg. 1.11x in 2016 Avg. 1.19x in 2018 Avg. 0.97x in 2017 Avg. 1.08x in 2019 1.39x 1.32x 1.35x 1.30x 1.61x 2.02x 1.42x 1.67x 1.25x 1.49x 1.47x 1.18x 1.20x 1.29x 0.98x 1.00x 0.88x 1.06x 0.97x 0.96x 1.14x 1.34x 1.25x 1.03x 1.06x 1.08x 1.11x 1.08x 1.15x 1.58x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Leverage Ratio (4) 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 3.85x 3.83x 3.88x 3.72x 3.77x 4.60x 4.44x 4.53x 4.08x 4.17x 4.60x 4.60x 4.43x 4.15x 4.05x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. 2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see reconciliations starting on page 12. 3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. 4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods. 8

Midstream: Utilizing Free Cash Flow & Strong Balance Sheet to Fund Growth

Supports goal to generate approximately $370 million to $395 million of annualized midstream adjusted EBITDA by '23

Strong Adjusted EBITDA Growth Profile from Midstream Initiatives [1]

($ in millions)



$208
$6.5 – $9.5
$28-$30
$30-$34
$93-$116
$370-$395
LTM EBITDA 6/30/20 (3)
Red River JV Post Expansion (2)
Big Spring Gathering (2)
Krotz Springs Midstream Assets (2)
Other Midstream growth projects (4)
Total Annualized Adj. EBITDA Potential (4)

Delek US announced goal to achieve midstream target by 2023

Delek Logistics provides platform to unlock logistics value

Red River Joint Venture [2]

- Post Expansion: Increases to $20.0 to $25.0 million annualized adjusted EBITDA (second half 2020 completion)

Big Spring Gathering

- $30 - $32 million EBITDA underpinned by MVC DK to DKL [2]
- MVC 120mbbl/d for Big Spring system in addition to 50mbbl/d connection to 3rd party pipeline system

Krotz Springs Midstream Assets

- $30 to $34 million EBITDA / year [2]

Midstream Growth Projects by 2023:

- Other organic midstream growth projects being invested in by strong sponsor DK
  - Wink to Webster Long Haul
  - Other organic growth

1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, actual performance of the assets and Delek Logistics in the future. Expected amounts adjusted for what is captured in the LTM period.
2) Please see pages 15, 16, and 18 for a reconciliation of forecasted EBITDA or adjusted EBITDA to forecasted net income for the Red River joint venture, Big Spring Gathering, and Krotz Springs midstream assets, respectively.
3) Please see page 13 for reconciliation of Delek Logistics net income to EBITDA.
4) We are unable to provide a reconciliation of this forward-looking estimate of adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income is difficult to estimate and dependent on future events, which are uncertain or outside of our control, including with respect to unknown construction timing, unanticipated construction costs and other potential variables. Accordingly, a reconciliation to net income as the most comparable GAAP measure is not available without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of EBITDA adjusted projected.

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DKL Relative to Peer Group Where We Are and Where We Are Going 2Q20 Distribution Coverage Yr/Yr Distribution Growth Already exceeded YE target range of 1.4x -1.5x 5.9% 3.0% 1.5% 1.1% 0.0% DKL MPLX MMP EPD PSXP PBFX HEP PAA 3.30x 2.00x 1.77x 1.60x 1.58x 1.40x 1.10x 1.10x 1.45x -41.7% PAA PBFX HEP EPD DKL MPLX MMP PSXP DKL: YE -48.0% -50.0% 2020 Forecast 2Q20 Leverage Ratio Current Dividend Yield Visibility for leverage ratio below 4.0x by the end of 2020 2.70x 2.99x 3.09x 3.39x 3.91x 4.05x 4.34x 4.84x <4.0x PSXP MMP PAA EPD PBFX DKL HEP MPLX DKL: YE 14.9% 12.3% 11.3% 11.1% 10.1% 9.9% 9.3% 8.8% 2020 Forecast MPLX PSXP DKL PBFX MMP EPD HEP PAA (1) Updated from Factset as of August 7, 2020. 10

Majority of assets support Primarily traditional, stable Delek US’ strategically MLP assets with limited located inland refining commodity price exposure system Balance sheet positioned Inflation-indexed fees for to grow with strong most contracts sponsor DK Majority of all margin Agreements with Delek US generated by long term, related to capex/opex fee-based contracts with reimbursement volume minimums

DKL: Reconciliation of Cash Available for Distribution

(dollars in millions, except coverage)	2013 [2]	1Q14 [2]	2Q14 [2]	3Q14 [2]	4Q14 [2]	2014 [2]	1Q15 [2]	2Q15	3Q15	4Q15	2015 [2][3]	1Q16	2Q16	3Q16	4Q16	2016 [3]
Reconciliation of Distributable Cash Flow to net cash from operating activities																
Net cash provided by operating activities	$49.4	$14.4	$31.2	$20.1	$20.8	$86.6	$15.8	$30.8	$20.2	$1.3	$68.0	$26.4	$31.2	$29.2	$13.9	$100.7
Accretion of asset retirement obligations	(0.2)	(0.1)	(0.1)	(0.1)	0.0	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)
Deferred income taxes	(0.3)	0.0	(0.1)	(0.0)	0.2	0.1	(0.2)	0.2	0.0	0.0	(0.0)	-	-	-	0.2	0.2
Gain (Loss) on asset disposals	(0.2)	-	(0.1)	-	(0.0)	(0.1)	(0.0)	0.0	-	(0.1)	(0.1)	0.0	-	(0.0)	-	0.0
Changes in assets and liabilities	8.3	3.4	(6.0)	(1.6)	3.0	(1.2)	3.3	(7.3)	3.6	20.5	20.1	(5.4)	(7.1)	(10.0)	7.7	(14.9)
Distributions from equity method investments																
Maint. & Reg. Capital Expenditures	(5.1)	(0.8)	(1.0)	(0.8)	(3.9)	(6.5)	(3.3)	(3.9)	(3.5)	(2.7)	(13.4)	(0.7)	(0.9)	(0.7)	(3.6)	(5.9)
Reimbursement for Capital Expenditures	0.8	-	-	-	1.6	1.6	1.6	1.8	2.0	0.2	5.5	0.2	0.2	0.4	2.4	3.3
Distributable Cash Flow	$52.9	$17.0	$24.0	$17.7	$21.8	$80.3	$17.1	$21.4	$22.2	$19.0	$79.8	$20.4	$23.3	$18.8	$20.6	$83.0
Distribution Coverage Ratio [1]	1.35x	1.61x	2.02x	1.42x	1.67x	1.68x	1.25x	1.49x	1.47x	1.18x	1.35x	1.20x	1.29x	0.98x	1.00x	1.11x
Total Distribution [1]	$39.3	$10.5	$11.9	$12.4	$13.1	$47.9	$13.7	$14.4	$15.1	$16.1	$59.3	$17.1	$18.1	$19.3	$20.5	$75.0

(dollars in millions, except coverage)	1Q17	2Q17	3Q17	4Q17 [3]	2017 [3]	1Q18	2Q18	3Q18	4Q18	2018	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20
Reconciliation of Distributable Cash Flow to net cash from operating activities																	
Net cash provided by operating activities	$23.5	$23.9	$30.5	$9.8	$87.7	$23.7	$28.0	$6.0	$90.4	$148.0	$26.2	$24.1	$34.3	$45.8	$130.4	$34.8	$37.5
Accretion of asset retirement obligations	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.1)	(0.1)
Deferred income taxes	-	(0.1)	(0.0)	0.3	0.1	-	-	-	(0.2)	(0.2)	-	-	(0.1)	(0.6)	(0.7)	(1.3)	(0.9)
Gain (Loss) on asset disposals	(0.0)	0.0	0.0	0.0	0.0	(0.1)	0.1	(0.7)	(0.2)	(0.9)	(0.0)	0.0	0.1	0.1	0.2	0.1	-
Changes in assets and liabilities	(3.6)	0.9	(8.5)	14.6	3.4	3.7	6.2	28.1	(59.9)	(21.9)	3.2	7.8	3.2	(14.8)	(0.6)	5.6	19.3
Non-cash lease expense						-	-	-	-	-	(1.0)	(0.4)	(1.1)	2.4	(0.2)	(2.9)	(0.4)
Distributions from equity method investments								0.3	0.2	1.2	0.8	-	-	-	0.8	0.1	1.6
Maint. & Reg. Capital Expenditures	(2.2)	(2.1)	(0.7)	(4.4)	(9.4)	(0.3)	(1.0)	(2.4)	(3.5)	(7.2)	(0.8)	(1.0)	(3.7)	(2.9)	(8.5)	(0.9)	(0.1)
Reimbursement for Capital Expenditures	0.9	0.5	0.4	1.7	3.5	0.4	0.3	1.3	0.9	2.9	0.7	0.7	1.2	3.2	5.8	0.0	0.0
Distributable Cash Flow	$18.4	$23.0	$21.6	$21.9	$85.0	$27.3	$33.5	$32.4	$27.6	$121.5	$29.0	$31.2	$33.7	$33.0	$126.9	$35.5	$57.0
Distribution Coverage Ratio [1]	0.88x	1.06x	0.97x	0.96x	0.97x	1.14x	1.34x	1.25x	1.02x	1.19x	1.06x	1.08x	1.11x	1.08x	1.08x	1.15x	1.58x
Total Distribution [1]	$21.0	$21.8	$22.3	$22.8	$87.9	$24.0	$25.0	$26.0	$26.9	$101.9	$27.4	$28.9	$30.3	$30.6	$117.3	$30.9	$36.0

1) Distribution based on actual amounts distributed during the periods; does not include LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution.
2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek US rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015.

Note: May not foot due to rounding and annual adjustments that occurred in year-end reporting.

12

DKL: Income Statement and Non-GAAP EBITDA Reconciliation

	2013[1]	1Q14[1]	2Q14	3Q14	4Q14	2014[1]	1Q15[2]	2Q15	3Q15	4Q15	2015[2]	1Q16	2Q16	3Q16	4Q16	2016
Net Revenue	$907.4	$203.5	$236.3	$228.0	$173.3	$841.2	$143.5	$172.1	$165.1	$108.9	$589.7	$104.1	$111.9	$107.5	$124.7	$448.1
Cost of Sales	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)
Operating Expenses (excluding depreciation and amortization presented below)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)
Depreciation and Amortization																
Contribution Margin	$70.3	$22.8	$30.2	$23.7	$29.3	$106.0	$24.5	$28.8	$29.1	$26.2	$108.6	$26.8	$30.0	$24.7	$27.2	$108.7
Operating Expenses (excluding depreciation and amortization presented below)																
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0	-	($0.0)	$0.0	0.0
Operating Income	$53.2	$16.8	$24.4	$17.5	$22.1	$80.8	$17.1	$21.1	$21.8	$17.9	$77.9	$19.0	$22.5	$17.0	$19.2	$77.7
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
EBITDA:																
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1	0.1	0.13	(0.28)	0.1
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0	4.8	5.4	5.6	20.8
Amortization of customer contract intangible assets	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2	3.3	3.4	3.7	13.6
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3

	1Q17	2Q17	3Q17	4Q17	2017	1Q18	2Q18	3Q18	4Q18	2018	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20
Net Revenue	$129.5	$126.8	$130.6	$151.2	$538.1	$167.9	$166.3	$164.1	$159.3	$657.6	$152.5	$155.3	$137.6	$138.6	$584.0	$163.4	$117.6
Cost of Sales	(92.6)	(85.0)	($89.1)	($106.1)	(372.9)	(119.0)	(106.0)	($105.6)	($98.4)	(429.1)	($96.3)	($93.9)	($72.6)	($73.8)	(336.5)	($101.3)	($43.9)
Operating Expenses (excluding depreciation and amortization presented below)	(10.4)	(10.0)	(10.7)	(12.3)	(43.3)	(12.6)	(14.9)	(14.5)	(15.4)	(57.4)	(15.3)	(16.5)	(17.5)	(22.0)	(71.3)	(14.0)	(11.6)
Depreciation and Amortization								(6.3)	(5.8)	(12.1)	(6.1)	(6.2)	(6.1)	(6.4)	(24.9)	(5.8)	(8.2)
Contribution Margin	$26.5	$31.8	$30.8	$32.8	$121.9	$36.3	$45.3	$37.8	$39.6	$159.1	$34.8	$38.8	$41.3	$36.4	$151.3	$42.4	$53.9
Operating Expenses (excluding depreciation and amortization presented below)								(0.9)	(0.4)	(1.3)	(0.8)	(0.8)	(0.9)	(0.3)	(2.8)	(0.8)	(0.8)
Depreciation and Amortization	(5.2)	(5.7)	(5.5)	(5.5)	(21.9)	(6.0)	(7.0)	(0.5)	(0.4)	(13.9)	(0.5)	(0.5)	(0.5)	(0.5)	(1.8)	(0.5)	(0.5)
General and Administration Expense	(2.8)	(2.7)	(2.8)	(3.6)	(11.8)	(3.0)	(3.7)	(3.1)	(7.4)	(17.2)	(4.5)	(5.3)	(5.3)	(5.8)	(20.8)	(6.1)	(4.7)
Gain (Loss) on Asset Disposal	0.0	0.0	(0.0)	(0.0)	(0.0)	-	0.1	(0.7)	(0.2)	(0.8)	(0.0)	0.0	0.1	(0.1)	(0.0)	0.1	-
Operating Income	$18.5	$23.4	$22.6	$23.7	$88.1	$27.3	$34.7	$32.6	$31.1	$125.8	$29.1	$32.3	$34.7	$29.7	$125.8	$35.0	$47.9
Interest Expense, net	(4.1)	(5.5)	(7.1)	(7.3)	(23.9)	(8.1)	(10.9)	(11.1)	(11.2)	(41.3)	(11.3)	(11.4)	(12.5)	(12.2)	(47.3)	(11.8)	(10.7)
(Loss) Income from Equity Method Invesments	0.2	1.2	1.6	1.9	5.0	0.8	1.9	1.9	1.5	6.2	2.0	4.5	8.4	5.0	19.8	5.6	6.5
Other (Expense) Income	-	-	-	-	-	-	-	-	-	-	-	(0.5)	-	(0.1)	(0.6)	-	0.0
Income Taxes	(0.1)	(0.1)	(0.2)	0.6	0.2	(0.1)	(0.1)	(0.1)	(0.2)	(0.5)	(0.1)	(0.1)	(0.1)	(0.7)	(1.0)	(1.0)	0.7
Net Income	$14.6	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2	$19.7	$24.9	$30.5	$21.7	$96.8	$27.8	$44.4
EBITDA:																	
Net Income	$14.6	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6	$23.3	$21.3	$90.2	$19.7	$24.9	$30.5	$21.7	$96.8	$27.8	$44.4
Income Taxes	0.1	0.1	0.2	($0.6)	(0.2)	0.1	0.1	0.1	$0.2	0.5	0.1	0.1	0.1	0.7	1.0	1.0	(0.7)
Depreciation and Amortization	5.2	5.7	5.5	5.5	21.9	6.0	7.0	6.7	6.3	26.0	6.6	6.6	6.6	6.9	26.7	6.3	8.7
Amortization of customer contract intangible assets	-	-	-	-	-	0.6	1.8	1.8	1.8	6.0	1.8	1.8	1.8	1.8	7.2	1.8	1.8
Interest Expense, net	4.1	5.5	7.1	7.3	23.9	8.1	10.9	11.1	11.2	41.3	11.3	11.4	12.5	12.2	47.3	11.8	10.7
EBITDA	$23.9	$30.3	$29.7	$31.1	$115.0	$34.7	$45.4	$43.0	$40.7	$163.9	$39.4	$44.8	$51.5	$43.3	$178.9	$48.7	$64.8

1) Results in 2013 and 2014 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
2) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 dropdowns.

Note: May not foot due to rounding.

13

Non-GAAP Reconciliation of Increased Paline Pipeline Tariff EBITDA Reconciliation of Forecast Incremental U.S. GAAP Net Income (Loss) to Forecast Incremental EBITDA for Paline Pipeline Tariff Increase ($ in millions) Annual Monthly Forecasted Incremental Net Income $ 10.8 $ 0.9 Add Forecasted Incremental Amounts for: Interest Expense, net $ - $ - Depreciation and amortization $ - $ - Forecasted Incremental EBITDA $ 10.8 $ 0.9 1) Based on projected potential future performance from the Paline Pipeline using 36,000 bpd and the tariff change from an incentive rate of $0.75/bbl to the FERC rate of $1.57/bbl. Amounts of EBITDA and net income will vary. Actual amounts will be based on market conditions and pipeline operations. Based on rates prior to July 1, 2019 FERC adjustment. 14

Non-GAAP Reconciliation of Red River Joint Venture Adjusted EBITDA Delek Logistics Partners, LPReconciliation of Forecasted Incremental U.S. GAAP Net Income (Loss) to Forecasted Incremental Adjusted EBITDA for the Red River Pipeline Joint Venture ($ in millions) Pre-Expansion Range Post-Expansion Range Forecasted Incremental Net Income $5.6 $7.6 $10.1 $15.1 Add Forecasted Incremental Amounts for: Interest Expense, net 6.6 6.6 7.6 7.6 Depreciation and amortization - - - - Forecasted Incremental EBITDA $12.2 $14.2 $17.7 $22.7 Adjustments: Add Forecasted incremental distributions from operations 1.3 1.3 2.3 2.3 of non-controlled entities in excess of earnings Forecasted Incremental Adjusted EBITDA $13.5 $15.5 $20.0 $25.0 1) Based on projected potential future performance from the Red River joint venture. Amounts of adjusted EBITDA and net income will vary. Actual amounts will be based on market conditions and pipeline operations. 15

Non-GAAP Reconciliations of Big Spring Gathering System Forecasted EBITDA 16

Non-GAAP Reconciliations of Trucking Forecasted EBITDA 17

Non-GAAP Reconciliation of Krotz Springs Potential Dropdown EBITDA Krotz Springs Logistics Drop Down Reconciliation of Forecasted Annualized Net Income to Forecast Incremental EBITDA ($ in millions) Forecasted Range Forecasted Incremental Net Income $ 2.9 $ 3.3 Add Forecasted Incremental Amounts for: Depreciation and amortization 15.6 17.7 Interest and financing costs, net 11.5 13.0 Forecated EBITDA $ 30.0 $ 34.0 1) Based on projected range of potential future logistics assets that could be dropped to Delek Logistics from Delek US in the future. Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. 18

Investor Relations Contacts: Blake Fernandez, SVP IR/Market Intelligence 615-224-1312